UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 23, 2018

REPRO MED SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	0-12305	13-3044880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Carpenter Road, Chester, New York	10918
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (845) 469-2042

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Set forth below are the voting results from the 2018 Annual Meeting of Shareholders held on April 23, 2018:

PROPOSAL 1:  ELECTION OF DIRECTORS

The nominees for director set forth under “Nominees” below were elected to the Company’s board of directors.

	NUMBER OF SHARES
NOMINEES	FOR	WITHHELD	BROKER NON-VOTE
Andrew I. Sealfon	22,706,581	792,443	7,470,630
Paul M. Baker	15,429,094	8,069,930	7,470,630
Mark L. Pastreich	15,606,263	7,892,761	7,470,630
Arthur J. Radin	23,439,239	59,785	7,470,630
David W. Anderson	23,010,719	488,305	7,470,630
Joseph M. Manko, Jr.	22,452,719	1,046,305	7,470,630
Daniel S. Goldberger	23,455,719	43,305	7,470,630

PROPOSAL 2:  ADVISORY VOTE - EXECUTIVE COMPENSATION

The Company’s shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Number of Shares	20,327,536	1,404,341	1,767,147	7,470,630

PROPOSAL 3:  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Company’s shareholders ratified the appointment of McGrail Merkel Quinn & Associates, P.C. as the Company’s independent registered public accountants for the 2018 fiscal year.

	FOR	AGAINST	ABSTAIN
Number of Shares	29,524,404	92,266	1,352,984

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPRO MED SYSTEMS, INC. (Registrant)

Date: April 24, 2018	By:	/s/ Andrew I. Sealfon
Andrew I. Sealfon Chief Executive Officer